UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington D.C., 20549

                                 Form 8-K

                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) May 19, 1998


                     Commission file number 33-12664-D

                      WORLDWIDE GOLF RESOURCES, INC.
            (Exact name of registrant as specified in charter)


Nevada                                            88-0335511
(State of other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                    Identification Number)


251 Saulteaux Crescent
Winnipeg, MB, Canada                              R3J 3C7
(Address of Principal Executive Office)           (Zip Code)

                              (204) 885-5555
             (Registrant's Executive Office Telephone Number)

1850 E. Flamingo Rd., Suite 111
Las Vegas, Nevada                                 89119
Address of United States Office)                  (Zip Code)

                              (702) 866-5880
         (Registrant's U.S. Telephone Number, Including Area Code)

                                Copies To:

    Mac Shahsavar                             Donald J. Stoecklein
     President                                     Legal Counsel
251 Saulteaux Crescent                     1850 E. Flamingo Rd., Suite 111
Winnipeg, MB, Canada                          Las Vegas, Nevada 89119
  (204) 885-5555                                  (702) 794-2590


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Worldwide Golf Resources, Inc.  Page Two



Item No. 1.    Changes in Control of Registrant.


On May 19, 1998, the Board of Directors made the following changes:

1.   Mac Shahsavar was elected President
2.   Anthony DeMint was elected Vice President

On May 19, 1998, the following were appointed by the present Board of Directors to serve on the Board of Directors:

1.   Reg Ebbeling
2.   Anthony DeMint


Item No. 2.    Acquisition or Disposition of Assets.


No events to report.


Item No. 3.    Bankruptcy or Receivership.


No events to report.


Item No. 4.    Changes in Registrant's Certifying Accountant.


No events to report.


Item No. 5.    Other Events.


See Item No. 7


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Worldwide Golf Resources, Inc.  Page Three



Item No. 6.    Resignation of Registrant's Directors.


On May 19, 1998 Donald J. Stoecklein resigned as President/ Director along with Dr. Srini Chary resignation as a Director.


Item  No.  7.  Financial  Statements, Proforma  Financial  Information  and
               Exhibits.


Exhibit - May 19, 1998 Press Release.


                                SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Worldwide Golf Resources, Inc.


By:/s/Anthony DeMint                         Dated:  May 19, 1998
   --------------------------------
   Anthony DeMint, Vice President


By:/s/Debra K. Amigone                       Dated:  May 19, 1998
   --------------------------------
   Debra K. Amigone, Secretary

                    Worldwide Golf Resources, Inc.


                                                              (OTCBB: GOFR)
                                                      Contact: Todd S. Ream
                                                             (702) 866-5880
                                                       Email: gofr@gofr.com
                                              Web Site: http://www.gofr.com
FOR IMMEDIATE RELEASE

May 19, 1998: In an effort to uphold its fiduciary responsibility, the management of Worldwide Golf Resources, Inc. ("the Company") wishes to notify its current and future investors as to the reason for the delay in filing the Company's 1997 Form 10-K annual report and Form 10Q for period ending March 31, 1998.

The Company's new management has worked diligently to meet its registration requirements. However, during the preparation of 1997 year end financial statements, certain errors were noted in the accounting records relating to the first three quarters of the year under the former management. One of these errors was the accounting for the business combination with Pelican Beach Golf and Country Club.

The determination has been made that the Company's major acquisition of 1997, the purchase of 2671914 Manitoba Ltd. d.b.a. Pelican Beach Golf and Country Club ("Manitoba"), was incorrectly accounted for on previous filings. In accordance with the stock-for-stock exchange occurring January 22, 1997, the sole shareholder of Manitoba received shares in excess of 50% of the total outstanding shares of the registrant. Therefore, the transaction should have been accounted for as a reverse acquisition with Manitoba becoming the accounting acquiror, and Worldwide the accounting acquiree. The acquisition was originally accounted for using the purchase method with Worldwide as the accounting acquiror. Consequently, the Company's assets have been overstated by approximately $6,000,000 on the Form 10-Q filings for the first, second and third quarters of 1997.

The Company's new management is working diligently to correct the errors and ensure that accurate financial statements were reported. To this end, the Company has engaged Arthur Andersen as the new auditors. In addition, the Company has been in contact with the offices of the Securities and Exchange Commission (SEC) for their advice on the proper handling of this situation.

Arthur Andersen has advised the Company that they have encountered difficulties during their audit and are currently not in a position to issue an audit opinion, and cannot at this time determine whether and when they will be able to issue a report.

In addition, after the above noted errors are corrected, we will be filing an amended Form 10-Q for the first, second, and third quarters of 1997 at the same time. Within two weeks following the filing of 1997 Form 10-K, the Company will file its March 31, 1998 Form 10-Q. Management believes that this current filing will more accurately reflect the progress of the current operations of the company.

The Company has announced the following changes in its Board of Directors, Dr. Srini Chary and Donald J. Stoecklein have resigned as Board members. After assisting the Company in its audit process, interim President, Donald Stoecklein, Esq. has resigned his position as President. Mac Shahsavar, presently CEO of the Company assumed the position as President. The present Board of Directors nominated Reg Ebbeling, Chairman of National Healthcare Manufacturing Corporation, a Nasdaq company, and Anthony DeMint to the Board of Directors. Mr. DeMint was subsequently elected as Vice President of Operations by the new Board.

The Company also announced it has discontinued the acquisition of the Conway Golf Driving Range in Orlando, Florida. During the due diligence process, it was determined that the facility did not meet the acquisition criteria established by the Company.